EXHIBIT 99.1

                      CORNERSTONE REALTY INCOME TRUST, INC.

                            SHARE PURCHASE LOAN PLAN

     1. PURPOSE. The purpose of this Cornerstone Realty Income Trust, Inc. Share Purchase Loan Plan is to attract and retain directors and key officers for the Company through the availability of loans to acquire Company Shares.

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Cause" means:

               (i) Misappropriation or embezzlement of corporate funds;

               (ii) Conviction of a felony involving moral turpitude or which in the opinion of the Committee or its duly authorized designee brings the Participant into disrepute or causes or may cause material harm to the Company's business, financial condition or prospects;

               (iii) Material violation of any statutory or common law duty of loyalty to the Company; or

               (iv) Willful or material breach of a Participant's employment, confidentiality, non-competition, or any similar agreement with the Company.

          (d)  "Change of Control" means:

               (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding common shares of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common shares and voting

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          securities of the Company  immediately  prior to such  acquisition  in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding common shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

               (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

               (iii)  Approval  by  the   shareholders   of  the  Company  of  a
          reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          (e) "Committee" means the committee appointed the Board as described under Section 9.

          (f) "Company" means Cornerstone Realty Income Trust, Inc., a Virginia corporation.

          (g) "Company Shares" means the common shares, no par value, of the Company. If the par value of the Company Shares is changed or in the event of a change in the capital structure of the Company, merger or similar event, the shares resulting from such a change shall be deemed to be Company Shares within the meaning of the Plan.

          (h) "Date of Loan" means the date as of which a Loan is disbursed and the Note evidencing the Loan is issued.

          (i) "Director" means a member of the Board of Directors of the Company (or any parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).


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          (j)  "Disability"  means a physical or mental  condition  that, in the
     judgment  of  the  Committee   based  upon   competent   medical   evidence
     satisfactory to the Committee, totally and permanently prevents the Participant from providing substantive and valuable services to, or engaging in substantial gainful employment with, the Company in a capacity suitable and appropriate for an individual with his or her background, training and experience, and in light of the Participant's prior position in the Company. The Committee's determination shall be conclusive.

          (k) "Executive Officer" means an Officer who is determined to be an Executive Officer for purposes of the Plan. The determination of the Committee whether an Officer qualifies as an Executive Officer shall be final and conclusive.

          (l) "Fiscal Year" means the fiscal year of the Company.

          (m) "Good Reason" means there has been a material reduction in the Participant's compensation or benefits, or a material adverse change in the Participant's compensation or benefits, or a material adverse change in the Participant's status, working conditions or management responsibilities, or the Participant is required to change his place of employment by more than 50 miles from his prior place of employment.

          (n) "Loan" means a loan to a Participant to acquire Company Shares which shall be evidenced by a promissory note of the Participant and such other documents as determined by the Committee.

          (o) "Note" means a promissory note evidencing a Loan to a Participant.

          (p) "Officer" means an officer of the Company (or any parent or Subsidiary of the Company, whether now existing or hereafter created or acquired). "Officers" includes, but is not limited to, Executive Officers and Senior Officers.

          (q) "Participant" means any Director or officer who receives a loan under the Plan.

          (r) "Performance Criteria" means the criteria specified by the Committee to measure Company performance for purposes of Section 6 from among one or more of the following measurements: "funds from operations," expenses on either an individual property or Company-wide basis, or Company total assets or total shareholders' equity.

          (s) "Performance Goal" means the level of performance as to each Performance Criterion, as established by the Committee pursuant to Section 6, that will result in a partial or complete forgiveness of interest or principal due under a Note.

          (t) "Plan" means this Cornerstone Realty Income Trust, Inc. Share Purchase Loan Plan, as amended and supplemented from time to time.

          (u) "Retirement" means retirement from service with the Company at an age generally recognized as retirement age by the Board of Directors of the Company.


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          (v) "Senior Officer" means an Officer who is determined to be a Senior
     Officer for purposes of the Plan. The determination of the Committee whether an Officer qualifies as a Senior Officer shall be final and conclusive.

          (w) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Internal Revenue Code section 424(f).

     3.   ELIGIBILITY.

          (a) All present and future Directors and Officers shall be eligible for selection to receive Loans under the Plan. The Committee shall have the power and complete and absolute discretion to select Directors and Officers to receive Loans.

          (b) The grant of a Loan shall not obligate the Company or any parent or Subsidiary of the Company to pay a Director or Officer any particular compensation salary, to continue the engagement or employment of that person after the Loan, or to make further Loans to that person at any time thereafter.

     4.   MAXIMUM AMOUNT OF LOANS.

          (a) The aggregate principal amount of new Loans may not exceed $2,000,000 in any one Fiscal Year.

          (b) Subject to subsection (a), the maximum amount of Loans available to Participants for any Fiscal Year shall be determined by the Committee form time to time. The Committee shall establish procedures for the allocation among eligible Directors and Officers of any amount available for Loans.

          (c) The maximum aggregate principal amount of all Loans outstanding at any time for a Participant shall be determined as follows:

               (i)  Directors - $50,000

               (ii) Executive Officers - 200% of annual salary.

               (iii) Senior Officers - 75% of annual salary.

               (iv) Other Officers - 25% of annual salary.

               The maximum amount of a permissible Loan for a Participant shall be determined at the Date of Loan and shall not be affected by any subsequent change in the Participant's annual compensation, salary or job classification.

     5.   LOAN TERMS.

          (a) Subject to the further provisions of Section 5, and the other provisions of the Plan, the Committee shall have the power and complete discretion to determine for each Participant the terms, condition, nature and amount of a Loan.


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          (b) The Committee shall establish as to each Loan a minimum  principal amount, the interest rate on the Loan, the method of calculating the interest on the Loan, the terms of repayment, and any other terms and conditions consistent with the Plan that are deemed appropriate by the Committee. Without limiting the generality of the foregoing, the Committee may require that dividends payable with respect to Common Shares acquired with the Loan be applied to repay the Loan. All Loans made pursuant to the Plan shall include the following provisions:

               (i) All Company Shares acquired with a Loan shall be acquired in open market purchases effected in compliance with all applicable laws.

               (ii)  A  Loan  shall  be  a  full  recourse   obligation  of  the
          Participant.

               (iii) A Loan shall be secured by the Company Shares acquired with the Loan.

               (iv) The initial term of a Loan shall be no more than ten (10) years from the Date of Loan.

               (v) The interest rate on a Loan shall be not less than the applicable federal rate as determined under Internal Revenue Code section 1274(d) (or the corresponding provision of succeeding law) at the time the Loan is made or whenever the interest rate is adjusted.

               (vi) A Loan shall be due in full ninety (90) days after (i) if the Participant is a Director, the Participant ceases to be a Director, or (ii) if the Participant is an Officer, the Participant ceases to be an Officer, unless in either case a different period is provided in the Loan agreement.

               (vii) All Company Shares acquired with a Loan shall be acquired in compliance with the Company's securities law compliance program.

          (c) As determined by the Committee, a Loan may provide for (i) forgiveness of up to twenty-five percent (25%) of the principal of the Loan upon the achievement of Performance Goals pursuant to Section 6, continued service as a Director or Officer and/or retention of the Company Shares by the Participant and/or (ii) forgiveness of all or a portion of the interest on the Loan upon achievement of Performance Goals pursuant to Section 6. As determined by, and in the sole discretion of, the Committee, a Loan may also provide for such forgiveness of interest and/or up to 25% of principal upon termination of the Participant's status as a Director or Officer due to death, Disability, Retirement or termination by the Company without Cause (or a resignation by the Participant with Good Reason) following a Change of Control.

          (d) At any time, the Committee may, in its sole discretion, and subject to such conditions as it may impose or authorize, extend the time for repayment of a Loan or make other adjustments to a Loan, provided that a change to a Loan shall not, without the consent of the Participant, materially adversely affect a Participant's rights under such Loan.


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          (e) At the time a Loan is made, the Committee may impose  restrictions on the Participant's ability to sell, encumber, or otherwise dispose of the Company Shares acquired with the Loan.

          (f) A Loan may provide for mandatory payments of principal and interest at times and in amounts determined by reference to bonus and incentive payments made or to be made by the Company to the Participant.

          (g) The Company may place on any certificate representing Company Shares acquired or held with the proceeds of a Loan any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and to disclose the restrictions, if any, on dispositions imposed by the Committee.

     6. PERFORMANCE-BASED FORGIVENESS. At its discretion, the Committee may determine that a Loan shall include provisions for the possible forgiveness of interest and/or principal based on Company performance. If the Committee determines that a Loan shall include provisions for possible forgiveness of interest and/or principal based on performance, the following provisions shall apply:

          (a) Within 90 days after the start of a Fiscal Year, the committee shall select the Performance Criteria to be used and the extent to which each Performance Criteria shall be weighted. The Committee shall also establish the Performance Goals applicable to the Loan. The Committee may vary the Performance Criteria selected, the weighting of the Performance Criteria, and the Performance Goals from Fiscal Year to Fiscal Year and/or from Participant to Participant. The Committee may establish Performance Goals based on performance over multiple Fiscal Years.

          (b) The Committee shall determine the amount of interest and/or principal that shall be forgiven depending upon whether, or the extent to which, the Performance Goals have been achieved. The Performance Criteria, their weighting, Performance Goals, and potential interest and/or principal forgiveness that are established for a Loan shall be disclosed to the Participant on a performance schedule. The schedule shall contain a mathematical formula or description that provides the amount of the forgiveness based on the extent to which the Performance Goal for each Performance Criterion is achieved.

          (c) At such times as required under a performance schedule, the Committee shall determine the achievement of the Performance Goals and the resulting amount of interest and/or principal, if any, that shall be forgiven under the performance schedule. The Committee's determination of the achievement of the Performance Goals shall be certified in writing prior to the forgiveness of any interest and/or principal. All determinations regarding the extent to which any Performance Goals have been achieved will be made by the Committee and will be final and binding if made in good faith.

     7. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective on April 1, 2000, subject to approval by the shareholders of the Company.


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     8.  TERMINATION,  MODIFICATION,  CHANGE.  If not sooner  terminated  by the
Board, this Plan shall terminate at the close of business on April 1, 2010, which means that no Loans shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3 of the Act, no change shall be made that (i) materially increases the amount of available Loans under the Plan, (ii) materially modified the requirements as to eligibility for participation in the Plan, or (iii) materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant's rights under a previously granted Loan.

     9.   ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. The Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon a Loan that the Committee deems appropriate to achieve the objectives of the Plan. The Committee shall have the authority to interpret the Plan and its interpretations shall be binding on all parties. The Board may establish and revise from time to time rules and regulations for the Plan. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

     (b) The Committee will have full and complete authority, in its sole absolute discretion, to implement and administer the provisions of Section 6. The actions and determinations of the Committee on all matters relating to
Section 6 will be final and conclusive if made in good faith.

     10. CHANGE IN CAPITAL STRUCTURE. In the event of a stock dividend, stock split or combination of shares, recapitalization or merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares or preferred shares of the Company), the Committee may take such actions with respect to outstanding Loans as the Committee deems appropriate. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes, provided that a change to a Loan shall not, without the consent of the Participant. adversely affect a Participant's rights under such Loan.

     11. NONTRANSFERABILITY OF LOANS. Loans and all rights associated with Loans, by their terms, shall not be transferable by the Participants except by will or by the laws of descent and distribution.


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     12.  NOTICE. All notices and other communications  required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Chief Financial Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

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